                                                                   EXHIBIT 10.36




                   PRODUCT INTEGRATION AND MARKETING AGREEMENT

This Agreement is effective as of the 13th day of October, 1997 (the "Effective Date") between Electronic Data Systems Corporation, a Delaware corporation ("EDS") and Bentley Systems, Incorporated, a Delaware corporation ("Company"). References herein to Company shall include Company and any of its Affiliates which exercise any of the rights and licenses set forth in Article III herein.

WHEREAS, EDS is the owner of the Parasolid(R)* Software program; and

WHEREAS, Company is the owner of certain software programs; and

WHEREAS, Company wishes to obtain and EDS wishes to grant to Company a license to embed a portion of Parasolid Software into such products and to market such integrated programs on a commercial basis;

NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the payments made, or to be made, as set forth herein, the mutual promises and covenants herein contained, and for other good and valuable consideration, hereby agree as follows:

                             ARTICLE I. DEFINITIONS

1.1 Affiliated Products shall mean the software programs owned or licensed by Company and any related user manuals, support materials and instructions for use published from time to time, and any release, version or enhancement thereto.

1.2 Affiliates shall mean company subsidiaries and other entities, controlled by Company. "Control" means ownership of more than fifty percent (50%) of the outstanding shares or securities (representing a right other than as affected by events of default, to vote for election of directors or other managing authority) of a particular entity.

1.3 Company Distributors shall mean third parties to whom Company may grant the right to demonstrate, market, distribute, reproduce, sublicense and support the Integrated Products.

1.4 Company Subdistributors shall mean third parties who are authorized by Company Distributors to sublicense the Integrated Products to Licensees and to provide associated demonstration, marketing, distribution and support.

1.5 Covered Territory shall mean the countries listed in Schedule E hereto in which territories EDS licenses the Parasolid Software and all countries in which EDS licenses the Parasolid Product in the future.



----------

* Parasolid is a registered trademark of Electronic Data Systems Corporation.

1.6 Embedded Material shall mean the object code portions of the Parasolid Product contained within the Integrated Products along with portions of the Parasolid Documentation incorporated within the Integrated Products.

1.7 Integrated Products shall mean Affiliated Products with the Embedded Material embedded therein as identified in Schedule D hereto, including any other related user manuals, support materials and instructions for use containing Embedded Material that are published from time to time, and any release, version, successor or enhancement thereto and all Affiliated Products subsequently developed to which the Embedded Material is added.

1.8 Licensee shall mean any third party to whom Company, Company Distributors and Company Subdistributors sublicenses the Integrated Products in accordance with the terms of this Agreement.

1.9 Parasolid Documentation shall mean the user documentation related to the Parasolid Software and provided for use with the Parasolid Software, including, but not limited to, user manuals, support materials and instructions for use, and any revised or additional documentation subsequently provided to Company by EDS.

1.10 Parasolid Product shall mean both Parasolid Software and Parasolid Documentation.

1.11 Parasolid Software shall mean EDS' Parasolid Software program described in further detail in Schedule A and provided to Company in object code form under this Agreement and any release, version or enhancement thereto subsequently provided generally by EDS or any assignees or transferees of such programs to its other similarly situated licensees or customers.

1.12 Parasolid Uncommented Source Code shall mean the ASCII codes for generation of Parasolid Software with all commentary information removed and any further obfuscation that EDS determines is necessary.

1.13 Parasolid Commented Source Code shall mean the complete and fully-commented source code for the Parasolid Software including programmer's comments, development tools and the pre-compiler source code written in human readable form.

1.14 Territory shall mean the countries of the world subject to the restrictions contained in Article 13.1 of this Agreement.

1.15 Third Party Consultants shall mean third party, independent consultants identified in Schedule G which Company may retain to provide development services to assist in the creation of the Integrated Products. Schedule G may be amended upon EDS written consent not to be unreasonably withheld.

               ARTICLE II. DISTRIBUTORSHIP APPOINTMENT, TERRITORY

2.1 Appointment. During the Term of this Agreement, EDS appoints Company (and consents to the sublicense by Company to Company Distributors and to their sublicense to Company Subdistributors), and Company accepts such appointment as non-exclusive distributor: (i) to market, distribute, support, demonstrate, manufacture or to have manufactured, reproduce, to have reproduced and sublicense the Embedded Material within the Territory, only when embedded within the Integrated Products, for use exclusively within the Territory; and (ii) to provide to such Licensees maintenance services for the Embedded Material, all in accordance with the terms of this Agreement. No company shall be appointed which is known by Company to be engaged in a dispute or litigation with EDS relating to such company's failure to abide by a technology license or distribution obligations to EDS, or relating to an intellectual property right of EDS, or which has been identified by EDS in writing in advance as objectionable. In evaluating, qualifying and selecting new Distributors and Subdistributors, Company and its Distributors shall consider the candidate's sales, training and support capabilities, financial condition, reputation, experience of previous customers, representation of competitive products, and willingness to accept the terms of the applicable distributor agreement to include, without limitation, the Distributor and Subdistributor flow down requirements of this Agreement.

2.2 Territory. Company shall not authorize Company Distributors or Company Subdistributors or Licensees to export or reexport the Integrated Products to any country specified as a prohibited destination accordance with applicable U.S. laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce and/or other governmental agencies. Company agrees to defend, indemnify and hold harmless EDS from and against any claim, loss, liability, expense, or damage (including fines and legal fees) incurred by EDS with respect to any breach of this obligation.

         Company will comply with all Territorial laws and regulations and, at its sole expense, shall make all filings and obtain all governmental approvals required in each country contained therein with respect to the licensing and protection of the Embedded Material, including, without limitation, import license and technology transfer laws, that may be necessary to realize the purposes of this Agreement ("Governmental Approvals"). Although Company will be responsible for obtaining the necessary Government Approvals at its sole cost and expense, EDS shall provide Company with reasonable assistance in obtaining Governmental Approvals and Company will reimburse EDS for any reasonable, direct costs associated with such assistance. Company shall use reasonable efforts not to commence or continue marketing or sublicensing Embedded Material in any jurisdiction outside of the Covered Territory in which Company knew at a management level of director or more senior that such activity would, as of the time such activity is commenced or continued, prejudice EDS' proprietary rights in the Parasolid Product under the laws or business customs of that jurisdiction.

                      ARTICLE III. SOFTWARE LICENSE GRANT

3.1      Grant of Parasolid Product & Embedded Material License.

         A. EDS grants to Company and Company accepts from EDS the following nonexclusive, nontransferable (except as provided herein) licenses:

         I. To duplicate and use, a reasonable number of copies of the Parasolid Product for the sole purpose of developing the Integrated Products.

         II. To duplicate and use a reasonable number of copies of the Integrated Products including the Embedded Material, in executable form only, for the sole purpose of demonstrating the Integrated Products.

         III. To market, distribute and sublicense an unlimited number of copies of the Embedded Material to Licensees for any term of usage in accordance with the terms of this Agreement, in executable form only and only when embedded within the Integrated Products.

         IV. To duplicate and use a reasonable number of copies of the Parasolid Product, for the purpose of providing maintenance and support services to the Company Distributors, Company Subdistributors and Licensees in accordance with the terms of this Agreement.

         V.       If Parasolid Uncommented Source Code is provided subject to
                  Article 14.1, to duplicate and use a single copy of the Parasolid Uncommented Source Code for the purpose of porting to and performing investigations of new hardware and software platforms or to investigate and define problems, including the creation of emergency bug fixes.

         VI. To duplicate the Embedded Material as a portion of the Integrated Product for distribution to Licensees in accordance with the terms of this Agreement.

         VII. To allow Company, Company Distributors or Company Subdistributors to contract with third parties to provide duplication service for the Integrated Products for the sole purpose of providing such copies to Company or providing such copies directly to Licensees, subject to execution of a non-disclosure agreement with such parties with terms no less stringent than those with which Company must comply hereunder.

         VIII. To allow Company to provide EDS Confidential Information (including the Parasolid Product) to Third Party Consultants only after such Third Party Consultant has entered into a written confidentiality agreement with terms no less restrictive than as set forth in this Agreement. Any such confidentiality agreement will specifically include, but not be limited to, language which prohibits such Third Party Consultants from (i) using EDS Confidential Information for any other purpose other than developing the Integrated Products for Company and (ii) distributing or marketing all or any portion of the output of any development effort that uses EDS Confidential Information.

         IX. To duplicate the Embedded Material when contained within the Integrated Product to potential Licensees for the purposes of evaluation ("Evaluation Licenses"). Such copies shall be subject to the requirements of Article 3.6 and the term of Evaluation Licenses shall not exceed ninety (90) days. Company shall require the Licensee with an Evaluation License to either destroy, disable or return the Integrated Products to Company, Company Distributor or the Company Subdistributor, as applicable, upon expiration of the evaluation period. It shall be the responsibility of Company to assure that potential Licensees are advised in writing of any disabling devises that may be included within the Integrated Product.

         X. To provide an Application Program Interface (API) as, or as part of, an Integrated Product which provides access to the Parasolid Software via Company's own programming interface functions. Company may not provide direct access to the Parasolid Software API. Company may incorporate portions of the Parasolid Documentation, creating derivative works therefrom, to document those parts of Company's API which utilize the Parasolid Software.

B. EDS grants to Company the right to further sublicense the rights granted pursuant to Article 3.1A (exclusive of Articles 3.1A(I), 3.1A(V), 3.1A(VI) and 3.1A(VIII)) to Affiliates and to Company Distributors (with a right of further sublicense to Company Subdistributors). The sublicense to Company Distributors and Company Subdistributors is conditioned upon execution of (or previous execution of) a license agreement with Company or Company Distributor that is no less stringent than the agreement executed between Company and EDS.

         Except as set forth above, Company may not copy the Parasolid Software except as required for back-up, archival or emergency restart purposes, or to replace a worn copy. Company shall not cause or authorize the modification, reverse engineering, disassembly or decompilation of the Parasolid Software or any portion thereof. EDS reserves all rights in the Parasolid Software, Parasolid Documentation, Parasolid Uncommented Source Code, Parasolid Commented Source Code and Embedded Materials not expressly granted in this Agreement.

C. Notwithstanding the rights granted in Paragraphs A and B of Article 3.1 above, Company will not undertake and will not assist Company Distributors or Company Subdistributors in any advertising campaigns or marketing or promotion programs for the Integrated Products specifically targeting the EDS product known as Unigraphics or making inaccurate or false assertions concerning the data compatibility between Unigraphics and Company's Integrated Products. This restriction does not prohibit Company, Company Distributors or Company Subdistributors from, among other activities, (i) undertaking any advertising campaigns, marketing or promotional programs for Integrated Products addressed to the marketplace, specific industries, or collectively to the customers of Company's principal competitors, or
         (ii) licensing to any Unigraphics licensee. Company represents that it has a clause in its Company Distributor agreements and it is an obligation of Company Distributors to impose on Company Subdistributors a provision that states, in general that, Company Distributors are prohibited from making false claims concerning Company Products. Company will promptly and actively enforce and discipline Company Distributors and Company Subdistributors that use or attempt to use marketing campaigns against the EDS owned product Unigraphics that are based on false claims. The parties agree that if EDS acquires the product now called Solid Edge, this product or any derivatives thereof shall not be included in the definition of Unigraphics as it relates to this Article 3.1.C.

3.2 Enforcement. Company will diligently enforce the terms of the agreements of Company, Company Distributors and Company Subdistributors related to restrictions on use, confidentiality, duplication and reverse engineering of the Integrated Products. If EDS receives information which reasonably supports the conclusion that a Company Distributor or a Company Subdistributor is in breach of any provision of its distributor agreement, EDS will issue written notice and Company shall enforce or shall cause such Company Distributors to enforce such agreement and EDS may require that Company promptly deliver to EDS a copy of the applicable distributor agreement and shall provide reasonable cooperation to EDS with any reasonable action deemed appropriate by EDS. EDS is a third party beneficiary to and shall have the right to enforce such agreements directly if desired by EDS.

3.3 Injunctive Relief. Both EDS and Company will be entitled to injunctive relief, including preliminary and other interim relief, against any violation of the provisions of this Agreement relating to the Confidential Information (as defined in Article 10.2) of either party. Both parties agree that any violation of Articles 3.5, 3.7, or Article X would cause "irreparable injury" for purposes of an injunction hearing only.

3.4 Ownership. Parasolid Software, Parasolid Documentation, Parasolid Uncommented Source Code, Parasolid Commented Source Code and the Embedded Material together with all modifications thereof and all copies thereof shall remain the sole property of EDS and shall be subject to the provisions of this Agreement. Company will have no rights in or to the Parasolid Software, Parasolid Documentation, Parasolid Uncommented Source Code, Parasolid Commented Source Code or the Embedded Material except as stated in this Agreement. Company shall own all right, title and interest throughout the world, including without limitation, patent, copyright and trade secret rights, in the Affiliated Products and the Integrated Products except with respect to the Embedded Material.

3.5 Copyright. Company acknowledges that EDS claims copyright protection in the Parasolid Software, Parasolid Documentation, Parasolid Uncommented Source Code, Parasolid Commented Source Code and the Embedded Material. Company will not copy or make any modifications to any portion thereof, for any purposes, except as permitted by this Agreement or otherwise agreed to in writing by EDS. EDS acknowledges that Company claims copyright protection in Affiliated Products exclusive of the Embedded Materials. Company and EDS agree that the respective copyright notices will appear in the section where Company acknowledges other licensor's technology and substantially as set forth in Schedule B to this Agreement. In duplicating the Parasolid Software and the Parasolid Documentation, Company will reproduce all copyright and other proprietary rights notices contained in or affixed to the respective Parasolid Software and Documentation. Company will not add to, remove, obstruct, conceal, change or deface any trademark, logo or other commercial designation of EDS on or in, or permanently affixed or attached to, the Parasolid Software or the Parasolid Documentation. Company shall indemnify and hold harmless EDS against any loss, cost, or expense, including reasonable attorney fees, suffered by EDS as a direct result of Company's use of a copyright or proprietary notice that does not substantially conform to Schedule B.

3.6 Embedded Material Sublicense Requirements. Company shall and shall cause the Company Distributors and Company Subdistributors to deliver with every Integrated Product delivered to a Licensee a sublicense agreement (a "Software License Agreement") which shall substantively provide that:

         I. The Licensee may use the Integrated Product for internal use only in the Territory;

         II. The Licensee is granted a nonexclusive license as set forth in the applicable license agreement, and may not transfer or further sublicense the Integrated Products without Company's written approval;

         III. The Licensee may not provide access to or use of the Integrated Products to any third parties without restrictions on confidentiality;

         IV. A statement that the Integrated Products contain and consist of proprietary and confidential trade secret information of Company and its licensors and Licensee shall hold the Integrated Product and such information in strict confidence and shall take at least the same precautions to protect the confidentiality of the Integrated Products and such information as it takes for its own confidential and proprietary information of like importance, but in no event less than reasonable care. Licensee agrees further not to disclose, provide or otherwise make available the Integrated Products or such information in any form to any person other than Licensee's employees with a need to know;

         V. The Licensee may not remove any proprietary notice or other legend from the Integrated Products and shall reproduce such proprietary notice or legend within and/or upon any copies and partial copies thereof;

         VI. The Licensee shall not translate, decode, disassemble, decompile, alter or reverse engineer Integrated Products, use the Integrated Products or documentation sets accompanying the Integrated Products to develop functionally similar computer software;

         VII. The Licensee may not copy the Integrated Products beyond making archive or backup copies thereof and otherwise as may be permitted by the Software License Agreement;

         VIII. The Licensee acknowledges that the Integrated Products may contain software and technical data which may be subject to United States, United Kingdom and other countries laws and regulations regarding export of software and technical data. Licensee agrees to comply with the export laws and regulations of the United States and the United Kingdom as they apply to exports of the Integrated

                  Products. In the event that U.S. and United Kingdom laws are in conflict, the more restrictive law shall prevail.

         IX. Licensee understands that neither Company nor its suppliers are responsible for Licensee's use of the Integrated Product or the results from such use. Company shall include language which limits its supplier's liability for a breach of Company's maintenance service obligations to a maximum of the fees paid by the Licensee to Company.

         In addition, all Software License Agreements shall include all provisions that may be (i) required by the laws of the jurisdictions in which the Licensee is located; (ii) required by U.S. laws applicable to the license and delivery of technology abroad by persons subject to the jurisdiction of the U.S.; and (iii) required by United Kingdom laws applicable to the license and delivery of technology abroad by persons subject to the jurisdiction of the United Kingdom.

         The parties agree that a shrink-wrap license agreement which contains the provisions to the effect of those set forth above, will be sufficient to satisfy the requirements of this Article 3.6. Such shrink-wrap license agreement will be packaged with a registration card ("Registration Card") which will contain a statement that the Licensee agrees to be bound by the terms of the Software License Agreement.

3.7 Licensing to the U.S. Government. When licensing to the United States Government and/or its Agencies, Company will license the Integrated Products under Company's commercial agreement terms. If licensing under United States Government contract provisions, Company will apply appropriate Restricted Rights legends to the Integrated Products and will take all reasonable steps to ensure that the rights granted are Restricted Rights to commercial computer software developed at private expense as prescribed under the clauses listed below or their successor provisions, as applicable:

         -DFARS 252.227-7013, Rights in Technical Data and Computer Software.

         -DFARS 252.227-7037, Validation of Restrictive Markings on Technical Data.

         -NFARSUP 18-52.227-86 Commercial Computer Software - Licensing.

         -NFARSUP 18-52.227-19 Commercial Computer Software - Restricted Rights.

         -FAR 52.227-14, Rights in Data-General.

         -FAR 52.227-19, Commercial Computer Software - Restricted Rights.

         When licensed to the U.S. Government, Company will apply appropriate Restricted Rights legends to the Integrated Products and will take all reasonable steps to ensure that the Integrated Products are treated as restricted rights commercial computer software under the appropriate clauses listed above. Company shall indemnify EDS and hold it harmless against any loss or damage EDS may suffer as a result of Company's breach of its obligations set forth in this Article 3.7.

         In the event the U.S. Government challenges Company's claim of rights in the Integrated Products and/or of its right to assert restricted rights in the Integrated Products against the U.S. Government, Company agrees to use reasonable efforts to provide such proof as may be required to substantiate its claim in accordance with the above named clauses. Upon Company's request, EDS agrees to cooperate with Company to provide such proof as may be required to substantiate Company's claim with the above named clauses relative to the Embedded Material. Company agrees further to notify EDS of such challenge promptly and to permit EDS, at its own risk and expense, to participate in the defense of such challenge.

         Company represents and warrants that (i) the Affiliated Products or portions thereof developed by Company have not been developed under a government contract and (ii) the Affiliated Products or portions thereof licensed to Company by third parties have been developed at private expense and not under a government contract. Company agrees further that it will not employ public funds in the development of the Integrated Products or any modifications, enhancements or versions thereof which result in a grant to any governmental entity of any ownership in or of the Embedded Materials.

3.8 Enforcement for Licensees. Company will use reasonable efforts to enforce diligently against the Licensee the Software License Agreement provisions related to restrictions on use, confidentiality, duplication and reverse engineering of the Integrated Products. If EDS receives information which reasonably supports the conclusion that a Licensee is in breach of any such provision of its Software License Agreement, EDS will issue written notice and Company shall enforce and cause Company Distributors to enforce such Software License Agreement and EDS may require that Company promptly deliver to EDS a copy of the applicable Software License Agreement including the executed Registration Card, if such Registration Card has been returned to Company, and shall provide its reasonable cooperation to EDS with any action deemed appropriate by EDS. Company's obligations under this Article 3.8 will survive termination or expiration of this Agreement.

                             ARTICLE IV. TRADEMARKS

4.1 Trademark License and Use. EDS hereby grants to Company and Company hereby accepts a nonexclusive, royalty-free license in the Territory to use the trademark "Parasolid" and such other trademarks (other than "EDS" or any form thereof) as EDS may adopt with respect to the Parasolid Product, which EDS shall provide written notice to Company of (the "Trademarks"), and to grant Company Distributors and Company Subdistributors a license to use the Trademarks, in connection with the licensing, marketing and distribution of the Integrated Products hereunder, subject to the restrictions on use contained herein.

4.2 Trademark Notices. Marketing materials used by Company, Company Distributors and Company Subdistributors with respect to the Integrated Products that contain the EDS Trademarks shall insert the appropriate designation (TM for unregistered trademarks and a capital R surrounded by a circle for registered trademarks) provided by EDS following the first conspicuous use thereof and shall also contain the following legend: "Parasolid is a registered trademark of Electronic Data Systems Corporation", and such other trademark notices and legends as EDS may reasonably require.

4.3 EDS' Goodwill and Proprietary Rights. Company recognizes the substantial goodwill associated with the Trademarks and acknowledges that such goodwill belongs exclusively to EDS. EDS shall from time to time communicate to Company quality standards associated with the Trademarks and Company agrees to abide and comply with any reasonable request of EDS to examine the use of such Trademark and compliance with EDS' quality standards. Upon EDS' request, Company shall deliver to EDS a list of the jurisdictions in which Company has commenced marketing the Integrated Products. Upon EDS' further request, Company shall deliver to EDS free of cost twelve (12) specimens of each of the Trademarks in each jurisdiction in which such Trademark is used by Company for trademark registration purposes in compliance with application laws; provided that Company shall have no obligation to use the Trademarks and EDS shall have no obligation hereunder to obtain any such registration. Company shall provide reasonable assistance in connection with any such registrations as EDS may request.

                         ARTICLE V. COMPANY OBLIGATIONS

5.1 Company Obligations. During the Term of this Agreement, Company will comply with its obligations set forth below:

         I. Except with respect to the initial disclosure of the Parasolid Product from EDS to Company and EDS' obligations pursuant to
                  Article 6.1, Company will obtain all necessary import and export licenses for the Integrated Products.

         II. Company will notify EDS of any transfer of the Parasolid Product (except when incorporated into an Integrated Product), from the Designated Location as defined in Article 7.2 to another Company owned or controlled Designated Location or a Third Party Consultant. Company is prohibited from transferring the Parasolid Commented Source Code or the Parasolid Uncommented Source Code from the Designated location as defined in Article 7.2 without EDS' prior written consent.

         III. Company will not use, disclose, copy, modify, amend or alter the Parasolid Software or any part thereof, or induce or procure any person to do the same, except as otherwise set forth in this Agreement.

         IV. Company will diligently promote, license, support and maintain the Integrated Products in the Territory using commercially reasonable efforts commensurate with the type of product and scope of the potential market; provided, however, that Company does not guarantee any minimum royalty pursuant to Article VIII; except for Flat Royalty Fees as described in Schedule F to this Agreement if such fees are in accordance with such schedule.

         V. Company will be responsible for providing to all Licensees under any applicable warranty or maintenance agreement between Company and Licensees all first-line support for the Integrated Products, including hot-line telephone support, and general customer support services.

         VI. Company will ensure that proper audit controls and operating methods are implemented by Company, Company Distributors and Company Subdistributors to protect the Integrated Products, including establishing adequate procedures and safeguards with respect to the non-disclosure of the Integrated Products by Company. EDS agrees that disclosure of the Integrated Products to a Licensee in accordance with Article 3.6 hereof and execution of a distributor agreement between Company and Company Distributors and between Company Distributors and Company Subdistributors will presumptively meet the requirements of this Article 5.1(VI).

                ARTICLE VI. EDS OBLIGATIONS AND REPRESENTATIONS

6.1 EDS Obligations. During the Term of this Agreement, EDS will comply with its obligations set out below:

         I. EDS will provide Company with maintenance services in accordance with Article IX hereof and any additional technical support services relating to Parasolid Product which may be agreed to in writing between EDS and Company from time to time.

         II. EDS will diligently work towards the completion of the development services described in Schedule C as applicable upon the time frame and costs set forth therein ("Development Services").

         III. EDS will keep Company informed periodically of EDS' intentions for further development of Parasolid Software.

         IV. EDS shall not unilaterally attempt to cancel this Agreement during the initial [* * *] term except in the event of Company's material breach of its obligations hereunder after following the process described in Article 12.2.

         V. EDS represents that to the best of its knowledge, there is no current pending claim or litigation against EDS which involves the Parasolid Product which may adversely affect EDS' ability to perform its obligations or diminish Company's rights under this Agreement and EDS will promptly inform Company of any pending claim or litigation throughout the Term of this Agreement.

         VI. EDS has and will continue to use commercially reasonable efforts to render the Parasolid Software, Embedded Materials and Parasolid Uncommented Source Code free of computer viruses throughout the Term of this Agreement.

         VII. EDS will not include, without providing Company with prior written notice, throughout the Term of this Agreement, any features which will disable the Parasolid Software or render the Parasolid Software incapable of operation.

         VIII. EDS in performing this Agreement, will comply with all applicable existing and future laws and regulations.

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                       ARTICLE VII. DELIVERY/INSTALLATION

7.1 Delivery/Installation. Upon execution of this Agreement, EDS will cause the delivery of one (1) copy of the Parasolid Product to Company at the address designated in Article 7.2 below ("Designated Location"), within fifteen (15) days after execution of this Agreement subject to Company's payment of all tariffs, duties, taxes, shipping and insurance expenses and all other charges and related amounts associated with the shipment and delivery of the Parasolid Product.

         Installation of the Parasolid Product shall be the responsibility of Company and shall be deemed to occur ten (10) days after Company's receipt of the Parasolid Software (the "Installation Date").

7.2 Designated Location: The Parasolid Product will initially be installed at the following site:

                  Bentley Systems, Incorporated
                  690 Pennsylvania Drive
                  Exton, PA 19341

         Upon the request of Company, EDS will deliver one copy of the Parasolid Product to additional Company or Company controlled locations which Company may designate. The restrictions on transfer of a Parasolid Product shall not apply to the Embedded Material when incorporated into an Integrated Product.

                          ARTICLE VIII. FEES AND TAXES

8.1      Royalty Fees.

         Royalty Fees payable to EDS by Company for the sale of licenses and maintenance services associated with the licensing of the Integrated Products by Company, Company Distributors and Company Subdistributors hereunder are set forth in Schedule F hereto (the "Royalty Fees"). All payments to EDS under this Agreement shall be made in lawful money of the United States of America.

8.2      No License and Maintenance Fees

         EDS has granted the Parasolid Development License(s) to Company, and has agreed to provide Maintenance and Support as described in Article 9, for the initial [ * * * ] term of this Agreement for the Parasolid Product at no additional charge.

8.3 EDS' Charges for Other Services. The charges payable to EDS for additional services other than Software Maintenance services described in Article 9 hereof will be invoiced to Company as they occur with payment due within thirty (30) days from receipt of the invoice. All fees and other charges under this Agreement will be payable to EDS within thirty (30) days of receipt of EDS' invoice, or if the services will result in the development of deliverable items, within thirty (30) days of acceptance of those items by

---------------

* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

         Company based on mutually acceptable criteria established in writing by the parties prior to EDS initiation of development services. EDS reserves the right to assess on all past due amounts, a late payment fee equal to one percent (1%) per month.

8.4 Set-Off. No claims for or deductions in respect to expenses incurred by Company or EDS in the performance of their duties under this Agreement will be made or allowed, except to the extent agreed in advance in writing by the parties.

8.5 Taxes and Duties. Any taxes, duties, related penalties, service fees or levies of whatsoever nature and wheresoever imposed under any law of the Territory arising from the licensing of Parasolid Product to Company or from the licensing of the Embedded Material as part of the Integrated Products by Company, Company Distributors and Company Subdistributors or provision of services hereunder, will be borne and paid by Company, or Company will reimburse EDS if EDS is required to make payment thereof. All charges hereunder will be quoted exclusive of sales tax, use tax, value added tax, import duties and other taxes and duties (however designated or levied). Company shall take all steps which EDS may reasonably request at EDS's sole cost and expense to enable EDS to obtain any tax credits or other benefits which may now or hereafter be available to EDS under the laws of the United States or any other jurisdiction with respect to the transactions contemplated by this Agreement, including, but not limited to, any tax benefits available under United States laws related to foreign source income. Notwithstanding anything herein to the contrary, under no circumstances will Company be responsible for taxes based upon EDS' income or required to be paid as condition of EDS' doing business.

8.6      Report of Activity and Records.

         I. Within forty five (45) days from the end of each calendar quarter, Company will submit to EDS reports with respect to Company's Company Distributor's and the Company Subdistributor's activities hereunder for the respective calendar quarter, detailing the basis for payment to EDS with respect to such period. Such reports shall be sent to the Maryland Heights, MO address contained in Article 15.5,
                  Attention: W. Lockley, M/S 6801040 and shall contain the following information for the sale of Integrated Products which are subject to sliding scale Royalty Fees associated with Revenue (as defined in Schedule F); (a) the names of the Licensee(s) that are registered customers, which shall mean all Licensees that have returned a Registration Card during such period, and the location(s) of the respective Integrated Products by city and country; (b) the number of Integrated Products licenses granted during the quarter; and (c) a calculation, of the related Royalty Fees due to EDS with respect to Integrated Products for such quarter using Schedule
                  F. EDS recognizes that Company's customer and Distributor lists are extremely important and valuable to Company. Therefore, EDS agrees that the information provided under this Article will not be used for any purpose other than verifying amounts owed hereunder and EDS specifically agrees not to make any of this available to any third parties or to solicit any of Company's customers or Distributors utilizing any of the information obtained under this Article. EDS agrees that any and all information provided by Company under this Article 8.6(I)
                  shall be considered Confidential Information and shall be treated in the manner set forth in Article 10.

         II.      Company will keep, maintain and preserve for at least three
                  (3) years after the applicable transaction(s) full and accurate accounts and records of all transactions relating to the Integrated Products, examination of which would enable EDS to audit the statements submitted by Company hereunder and to confirm Company's compliance with the requirements of Article
                  8.6 I and II. No more than once per year or whenever EDS learns about a breach or suspected breach of this Agreement or as may be required by court order, and then only upon reasonable written notice, Company shall allow the authorized representatives of EDS to have access to and inspect such books and records during Company's regular business hours. EDS will complete such inspection as expeditiously as possible, and Company will provide such supplementary information and explanation reasonably necessary to explain fully the information contained in its books, records and accounts.

                        ARTICLE IX. SOFTWARE MAINTENANCE

9.1 Parasolid Maintenance. EDS will provide maintenance services ("Maintenance Services") to Company for the Parasolid Software provided hereunder in accordance with Article IX, at no cost during the Term of this Agreement. EDS will provide to Company pursuant to this Article IX, maintenance services that are consistent with those generally provided to EDS' commercial Parasolid customers. It shall be Company's responsibility to incorporate any changes, updates, corrections or other information furnished by EDS into the Integrated Products. Company agrees to designate a reasonable, mutually agreed number of employees to communicate all maintenance service requests to EDS and to serve as the recipient of all EDS maintenance services.

         Company shall be solely responsible for providing maintenance of the Integrated Products to all Licensees, Company Distributors and Company Subdistributors. As described below, EDS shall be responsible for providing support and maintenance of the Parasolid Materials to Company.

         EDS will accept from Company only, telephone, fax, mail or electronic notification of Errors (as defined below) identified by Company, during EDS' standard business hours at its offices in Cambridge, England, except on holidays recognized by EDS.

         I. Maintenance Services will consist of the following: EDS will notify Company of any release, "patch release" or interim version of the Parasolid Product which is available to any other user of the Parasolid Product, which release may contain updates, enhancements and/or improvements to the Parasolid Product. As soon as such version is available for release, and upon Company's request, EDS will deliver to Company for incorporation into the Embedded Material one (1) copy, in object code library format of any such release or version along with any revised or additional material and installation instructions. Six (6) months following shipment of any new release, EDS will cease to maintain the prior release;

                  provided however, that if EDS supports such release at no charge for any other Parasolid licensee than EDS shall do the same for Company. Support for replaced versions of the Parasolid Product will be available for purchase by Company at standard EDS time and material rates for a limited period of time as determined by EDS.

         II. Correction of Errors. Company may report any suspected failure, identified by either Company or its Licensee(s), of the Parasolid Software to perform substantially in accordance with the specifications contained in the most current Parasolid documentation (an "Error") to EDS, in writing or via E-mail, accompanied by a detailed description and documentation of the suspected Error. EDS will acknowledge that it has received notice from Company of an Error. EDS and Company shall agree on whether to classify an Error as noncritical or critical. EDS will investigate the facts and circumstances related to each suspected Error. Company agrees to cooperate fully with EDS' investigation. If this investigation reveals that the Parasolid Software contains and Error, EDS will use its reasonable efforts to correct the Error or provide a "work-around" solution, at EDS discretion. EDS will use reasonable efforts (i) to correct Errors other than Critical Errors or furnish a work-around solution for such Errors within [ * * * ] after Company reports the error and (ii) to include the corrected noncritical Error fix in the next release of the Parasolid Software. Company may request that an Error be designated as a Critical Error by notifying EDS in writing at the time the Error is reported or at any time thereafter. Upon mutual agreement that an Error is a Critical Error, EDS will use reasonable efforts (i) to correct the Critical Error or furnish a work-around solution for such Error within [ * * * ] after Company reports the Error and
                  (ii) include the corrected Critical Error fix in a "patch release" of the Parasolid Software. For purposes of this Agreement, "Critical Error" shall mean an Error which results in significant loss of functionality (such as reproducible, abnormal, material terminations and significant functional, material regressions from the previous release) as mutually determined by the parties, which determination will be made in good faith.

                     ARTICLE X. PROTECTION/CONFIDENTIALITY

10.1 Protection. Company will at all times recognize and protect EDS' right to and ownership of all copyright, inventions or trade secrets embodies in the Parasolid Software, Parasolid Documentation and Embedded Material regardless of whether patents have been issued thereon, and will not in any way act or omit to act in such a way as to harm the rights in such intellectual property or as in inconsistent with the intellectual property rights EDS has in the Parasolid Software, Parasolid Documentation and Embedded Material. Company will cooperate fully with EDS in all legal actions to protect the aforementioned rights at the expense of EDS. Company will include obligations comparable to those contained in this Article 10.1 within its agreements with Company Distributors and will cause the Company Distributors to include comparable obligations within Company Subdistributors agreements.

---------------

* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

10.2 Confidentiality. For purposes of this Agreement "Confidential Information" shall mean the Parasolid Software, Parasolid Documentation, Affiliated Products, Embedded Material, Integrated Products, the proprietary and trade secrets contained therein, information concerning Parasolid maintenance services provided by EDS under this Agreement, the terms and conditions of this Agreement and any other information of either party which is disclosed to the other party as Confidential Information pursuant to this Agreement. Confidential Information may be disclosed orally or in writing. As part of the oral disclosure of Confidential Information, the information considered confidential and the confidentiality thereof shall be reasonably identified by the party disclosing such information and, within ten (10) days after disclosure, the Confidential Information included in such disclosure shall be summarized in writing and such summary shall be delivered to the recipient. Written disclosures of Confidential Information shall be conspicuously marked with the legend "Confidential Information" (or terms of similar meaning) and shall provide reasonable identification of the information considered confidential. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, algorithms, structure and organization of software programs, schematics, contracts, customer lists, financial information, sales and marketing plans and business plans. Company and EDS hereby agree: (i) to hold Confidential Information in strict confidence and not to make it available to any third party, except as is necessary for the proper performance of its obligations under this Agreement; (ii) to impose confidentiality restrictions upon the parties to whom any Confidential Information is disclosed; (iii) to take at least the same precautions to protect the Confidential Information as it takes for its own confidential and proprietary information of like importance, but in no event less than reasonable precautions; and (iv) to refrain from using the Confidential Information for any purpose other than the purposes for which that Confidential Information was disclosed to it.

10.3 Exceptions to Confidentiality. The foregoing provisions in Article 10.2 will not prevent either party from disclosing information which is: (i) already known by the recipient party without an obligation of confidentiality, which the recipient party shall prove by clear and convincing evidence; (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party; (iii) rightfully received from a third party; (iv) independently developed by the recipient party without use of the other party's Confidential Information which the recipient party shall prove by clear and convincing evidence; (v) approved in writing by the other party for disclosure; or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with written notice of such requirement before any such disclosure so as to afford the other party an opportunity to intervene and prevent the disclosure.

10.4     [ * * * ]

---------------

* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

         [* * *]

       ARTICLE XI. WARRANTY/DISCLAIMER/INDEMNITY/LIMITATION OF LIABILITY

11.1     Warranty and Disclaimer.

         (a) EDS Warranty. EDS warrants to Company that the initial master copies of Parasolid Software provided to Company for use under this Agreement will conform substantially to its most current Parasolid Documentation for a period of ninety (90) days following the date of installation of the initial copies of Parasolid Software ("Initial Software Period").

                  EDS' entire liability and Company's exclusive remedy with respect to defects in the Parasolid Software reported to EDS during the Initial Software Period shall be that EDS will use reasonable efforts to correct or furnish a work-around solution for an Error in accordance with Maintenance Service procedures set forth in Article IX. If EDS is unable to cure such Error or furnish a work-around solution, Company's exclusive remedy shall be to return the Parasolid Software and this

-----------

* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                  Agreement shall terminate. If after the Initial Software Period, EDS is unable to correct a confirmed Error or furnish a work-around solution in accordance with the Parasolid Maintenance Service provisions of Article IX contained herein. Company may terminate this Agreement in accordance with
                  Article XII. EDS acknowledges Company's right, in conjunction with such termination, to seek remedies under law for damages incurred by Company as a result of EDS' failure to fix or furnish a work around solution for the Error, subject to
                  Article 15.9 and the limitations of Articles 11.4 and 11.5.

         (b) Company Warranty. Company warrants that it is legally qualified in the Territory to perform the services contemplated by this Agreement. Company will, in performing its obligations under this Agreement, comply with all applicable existing and future laws, regulations (including, for example, the obtaining of necessary permits and licenses) and acts of the U.S. (including the Foreign Corrupt Practices Act and export clause and regulations). Further, Company will take no action on behalf of EDS that would be illegal under U.S. laws if taken by EDS itself.

         (c) Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES NOR RECEIVES FROM THE OTHER, ANY OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE PARASOLID SOFTWARE, PARASOLID DOCUMENTATION, EMBEDDED MATERIAL, PARASOLID COMMENTED SOURCE CODE, PARASOLID UNCOMMENTED SOURCE CODE, AFFILIATED PRODUCTS, INTEGRATED PRODUCTS, MEDIA, TECHNICAL INFORMATION OR SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE PARASOLID SOFTWARE, PARASOLID DOCUMENTATION, EMBEDDED MATERIAL, PARASOLID COMMENTED SOURCE CODE, PARASOLID UNCOMMENTED SOURCE CODE, AFFILIATED PRODUCTS, INTEGRATED PRODUCTS, MEDIA, TECHNICAL INFORMATION OR SERVICES WILL MEET THE SPECIFIC NEEDS OF COMPANY OR ITS LICENSEES OR THAT SPECIFIC RESULTS WILL BE ACHIEVED WITH SUCH PARASOLID SOFTWARE, PARASOLID DOCUMENTATION OR EMBEDDED MATERIAL PARASOLID COMMENTED SOURCE CODE, PARASOLID UNCOMMENTED SOURCE CODE, AFFILIATED PRODUCTS OR INTEGRATED PRODUCTS. NEITHER EDS NOR COMPANY MAKES ANY WARRANTY THAT THE OPERATION OF THE PARASOLID SOFTWARE, EMBEDDED MATERIAL, PARASOLID COMMENTED SOURCE CODE, PARASOLID UNCOMMENTED SOURCE CODE, AFFILIATED PRODUCTS, OR INTEGRATED PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

11.2 Patent and Copyright Indemnification. EDS will indemnify, defend, and hold Company, harmless against any action brought against Company to the extent that the action is based upon a claim that the Parasolid Product or any part thereof provided under this Agreement infringes the trademark, patent, copyright, trade secret or other intellectual property right of any third party in the Covered Territory and will pay all damages, fees, costs and expenses (including reasonable attorneys' fees) attributable to such claim against Company; provided that EDS is given prompt written notice of such claim and is given information, reasonable assistance and sole authority to defend or settle the claim. Company will indemnify, defend and hold EDS harmless to the extent that the action is based upon a claim that the Integrated Product or any part thereof (except for the Embedded Materials) provided under this Agreement infringes a trademark, patent, copyright, trade secret or other intellectual property right of any third party in the Covered Territory, and will pay all damages, fees, costs and expenses (including reasonable attorneys' fees) attributable to such claim against EDS; provided that Company is given prompt written notice of such claim and is given information, reasonable assistance and sole authority to defend or settle the claim. Such obligation shall not exceed the greater of [* * *], or the Royalty Fees paid by Company to EDS under this Agreement during the [* * *] month period immediately preceding the date of the action.

         If any third party brings an infringement or misappropriation action then in addition to EDS' indemnification obligation set forth above, then EDS, at its option and expense, will attempt to obtain for Company the right to continue using the Parasolid Product involved or will replace or modify the Parasolid Product involved so it becomes non-infringing or non-violating, or if EDS determines that these remedies in this paragraph are not reasonably available for the Parasolid Software, then in addition to EDS' indemnification obligation set forth above, EDS will grant Company a refund equal to the greater of [* * *], or the Royalty Fees paid by Company to EDS under this Agreement during the [* * *] month period immediately preceding the date of the action, and this Agreement shall terminate.

         EDS will have no obligation under this Article 11.2 if the alleged infringement or misappropriation of another party's trade secret to the extent such action is based upon any act or omission of Company, Company Distributor or Company Subdistributor or any third party acting on the direction of Company (such as, without limitation, modification of Parasolid Software, the Parasolid Documentation or the Embedded Material, or the use of such items in combination with software or hardware not approved in advance by EDS).

         EDS acknowledges that currently, to the best of its knowledge, the Parasolid Products, Embedded Materials, the Parasolid Uncommented Source Code and any other materials or services provided by EDS to Company pursuant to this Agreement do not infringe any patents, copyrights, trademarks, trade secret or other intellectual property rights, privacy or similar rights of any third party, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending against EDS.

         NEITHER EDS NOR COMPANY WILL HAVE ANY LIABILITY FOR INFRINGEMENT OF TRADEMARKS, PATENTS AND COPYRIGHTS OR MISAPPROPRIATION OF ANOTHER PARTY'S TRADE SECRETS, EXCEPT AS

-----------
* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

         EXPRESSLY PROVIDED IN THIS ARTICLE 11.2, WHICH STATES THE ENTIRE OBLIGATION OF EDS TO COMPANY AND COMPANY TO EDS. OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES HERETO MADE IN ARTICLE 11.1(a), AND 11.1(b) AND 11.2, THIS ARTICLE 11.2 SETS FORTH THE EXCLUSIVE REMEDY REGARDING INFRINGEMENT AND MISAPPROPRIATION. BOTH EDS AND COMPANY DISCLAIM ALL OTHER LIABILITY FOR VIOLATION, MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

11.3 Third Party Indemnification. Company hereby agrees to defend, indemnify and hold EDS harmless from and against any and all claims arising as a result of: (i) the representations or warranties made by Company, its Distributors and Subdistributors which are inconsistent with the terms of this Agreement; (ii) a breach by Company of the requirements of
         Article 3.1.B. relating to agreements with Distributors and Subdistributors; and (iii) a breach by Company of the requirements of
         Article 3.6 relating to Software License Agreements with Licensees. Company's obligations hereunder are subject to Company being given prompt written notice of such claim and information, reasonable assistance and sole authority to defend or settle the claim.

11.4 Limitation of Liability. EXCEPT AS PROVIDED UNDER ARTICLE 11.2 AND EITHER PARTIES TORTIOUS INTENTIONAL MISCONDUCT, IN NO EVENT WILL EITHER PARTY, ITS OFFICERS, AGENTS AND EMPLOYEES BE LIABLE TO THE OTHER NOR EDS TO COMPANY DISTRIBUTORS AND COMPANY SUBDISTRIBUTORS OR THEIR LICENSEES UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF
         THE FORM OF ACTION, FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR FOR ANY PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR ANY DAMAGES, WHETHER DIRECT OR INDIRECT CONSEQUENCES OF SUCH EVENT AND WHETHER OR NOT FORESEEABLE, WHICH ARE CHARACTERIZED AS LOST PROFITS, LOSS OF BUSINESS, INCOME OR SAVINGS, ADMINISTRATIVE LOSS, LOSS OF DATA, LOSS OF COMMERCIAL REPUTATION OR OTHER CONSEQUENTIAL OR INCIDENTAL DAMAGE OR LOSS, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM (OTHER THAN INFRINGEMENT) AGAINST COMPANY OR EDS BY ANY THIRD PARTY.

         11.5 Aggregate Liability. Except as provided under Article 11.2, monies owed to Company to EDS, the breach of Articles 3 or 10, or either party's tortious intentional misconduct the aggregate liability of either party with respect to claims arising under, in connection with, or in any way relating to this Agreement and under any theory of liability, whether in contract or in tort to the extent permitted by applicable law, shall not exceed the greater of [* * *], or the aggregate of fees paid by Company to EDS during the [* * *] month period immediately preceding the date of the action.


-----------
* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                       ARTICLE XII. TERM AND TERMINATION

12.1 Term. This Agreement shall extend for a period of [* * *] from the Effective Date set forth on page 1 hereof unless terminated earlier in accordance with this Article, shall remain in force and shall be automatically renewed on a yearly basis thereafter (the "Term") unless either party tenders written notice of termination ninety (90) days prior to expiration of the then current term.

12.2 Termination for Breach. If either party materially breaches any of its obligations under this Agreement, the non-breaching party, at its option, shall have the right to terminate this Agreement by written notice to the other party specifically identifying the breach or breaches on which termination is based. Following receipt of such notice, the party in breach shall have thirty (30) days to cure such breach or breaches (in the case of a breach which cannot with due diligence be cured within a period of thirty (30) calendar days, the party in breach institutes within the thirty (30) calendar days steps necessary to remedy the breach and thereafter diligently prosecutes the same to completion) said cure period to proceed simultaneously with the dispute resolution procedure, if any, conducted pursuant to Article
         15.8 hereof, and this Agreement shall terminate in the event that such cure is not made by the end of such period. The claim of material breach justifying termination shall be limited to the specific breaches set forth in the above written notice as explained, supported, and negated by evidence. In the event that the parties dispute either the existence of a material breach or the adequacy of attempted cure, and either party submits such dispute to arbitration under Article 15.9 hereof, the termination shall not be deemed effective until the arbitrator renders a final decision finding an uncured material breach, provided, however, that the termination shall be deemed effective if arbitration pursuant to Article 15.9 hereof is not initiated within fifteen (15) days after the progressive dispute negotiation procedures under Article 15.8 hereof are complete.

12.3 Termination for Convenience. Company may terminate this Agreement upon sixty (60) days prior written notice to EDS.

12.4 Bankruptcy. Either party shall have the right to terminate this Agreement upon thirty (30) days written notice if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within one hundred eighty (180) calendar days, or makes an assignment for the benefit of its creditors.

12.5 Effect of Termination. Except as set forth below, upon termination or expiration of this Agreement all licenses for the Parasolid Software, Parasolid Uncommented Source Code, Parasolid Commented Source Code (if Company has such in its possession), Parasolid Documentation and Trademarks granted under this Agreement shall terminate. Within thirty
         (30) calendar days after termination of this Agreement, Company shall either deliver to EDS or destroy all copies of the Parasolid Software, Parasolid Uncommented Source Code, Parasolid Commented Source Code, Parasolid Documentation and Embedded Materials (including any portion thereof embedded into the Integrated Products), technical pamphlets, specifications and other Confidential Information of EDS (including copies) in the possession or control of Company, and shall furnish to EDS an affidavit signed by an

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

         officer of Company certifying that, to the best of his or her knowledge, such delivery or destruction has been completed. Notwithstanding the foregoing, after any termination Company may continue to use and retain copies of the Parasolid Software, Parasolid Uncommented Source Code, Parasolid Documentation, Embedded Materials, Trademarks and other materials provided by EDS to the extent, but only to the extent, necessary to: (a) support and maintain Integrated Products distributed to Licensees; (b) fill orders for Integrated Products which Company, Company Distributors and Company Subdistributors received prior to termination; and (c) allow Company, Company Distributors and Company Subdistributors to distribute their inventory of Integrated Products existing as of the termination date. If Company, or a third party which Company designates, no longer decides to provide maintenance services to Licensees of the Integrated Products, then Company shall immediately deliver to EDS or destroy all copies of the Parasolid Software, Parasolid Uncommented Source Code, Parasolid Documentation and Embedded Materials, except for any copies which are retained by Company for archival or backup purposes. In the event this Agreement is terminated as a result of EDS' breach then Company, Company Distributors and Company Subdistributors may continue to exercise all the rights and licenses granted pursuant to this Agreement for a twenty four (24) month period following termination in order to transition to an alternate solution. In no event will termination of this Agreement terminate or impair the rights of the Licensees to continue using the Integrated Products. The obligation of Company to pay Royalty Fees to EDS on its behalf and on the behalf of Company Distributors and Company Subdistributors shall remain in full force and effect during such period.

12.6     Continue Obligations. Upon termination of this Agreement, Company will:

         I. Pay sums when due EDS and continue to pay all sums due before or after termination.

         II. Take all actions and execute all documents reasonably requested by EDS to register the termination of this Agreement and the termination of the appointment under this Agreement.

         III. Notify Company Distributors and Company Subdistributors of such termination and of their obligation to cease distribution of the Integrated Products except as permitted pursuant to
                  Article 12.5.

                    ARTICLE XIII. EXPORT CONTROL PROVISIONS

13.1 Company will not knowingly, and will prohibit Company Distributors and Company Subdistributors from sublicensing the Integrated Products to, or for the use of, any ultimate Licensee with whom EDS or Company could not deal under any U.S. or United Kingdom laws or regulations or any agency thereof. Company shall not, directly or indirectly, export, reexport or transship the Parasolid Software, Parasolid Documentation, the Embedded Material, or any information contained therein to any country in contravention of any U.S. or United Kingdom laws and regulations as shall from time to time govern the license and delivery of technology abroad by persons subject to the jurisdiction of the U.S. Government or the United Kingdom, including without limitation the Export Administration Act of 1979, as amended, any successor legislation to such Act, and the Export Administration Regulations issued by the U.S. Department of Commerce, International Trade Administration, Office of Export Administration. For the purposes of this Agreement; if a conflict occurs between U.S. law and United Kingdom law, the more restrictive law will govern. Company will indemnify EDS for any damages incurred by EDS as a direct result of a breach of this Article XIII.

                            ARTICLE XIV. SOURCE CODE

14.1     [* * *]

14.2     [* * *]

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                           ARTICLE XV. MISCELLANEOUS

15.1 Assignment; Change in Control. This Agreement and the rights and duties under this Agreement cannot be assigned by Company without the written consent of EDS, which shall not be unreasonably withheld; provided, however, that Company may, without such consent, assign such rights and such obligations set forth in this Agreement in whole or in part, to: (a) to any of Company's Affiliates; or (b) to the surviving entity after a merger, reorganization or other corporate restructuring of Company. In the event of any change in ownership or control of the EDS entity which owns, or otherwise has rights to, the Parasolid Software, or in the event of any sale, exclusive license, or purported assignment of the rights to the Parasolid Software, the acquiring entity must acknowledge its obligations as reflected in this Agreement to Company prior to any such change in ownership or control. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

15.2 Force Majeure. Neither party will be liable to perform its obligations under this Agreement, other than the payment of money, if and to the extent prevented by any event beyond its reasonable control, whether foreseeable or not, including but not limited to, prohibitions of exportation or importation, the refusal of government or regulatory authorities to issue export or import license(s), acts of God, lock outs, riots, strikes, acts of war, epidemics, governmental act or regulations, fire, communication line failures and natural disasters occurring without that party's fault or negligence. If such circumstances continue for one hundred twenty (120) consecutive days, the party not subject to the force majeure condition may terminate the Agreement if such force majeure occurrence is not cured after thirty (30) days with written notification to the other party. Such termination will be without any liability for loss or damage, subject to the provisions of Article 12.5.

15.3 Relationship of the Parties. No relationship of employment or partnership is created by this Agreement. Each party is an independent contractor and in no way a legal representative or agent of the other party. Company has no authority to assume or create any obligation (including accepting orders or making contracts) on EDS' behalf, expressed or implied, with respect to Parasolid Software, or other services or otherwise and EDS, has no authority to assume or create any obligation (including accepting orders or making contracts) on Company's behalf expressed or implied with respect to Integrated Products or otherwise.

15.4 Limitation of Actions. No action, regardless of the form, arising under this Agreement may be brought either by Company or by EDS more than three
      (3) years after either (i) the cause of the action has arisen, or (ii) the party entitled to bring an action becomes aware of the cause of action, whichever is later.

15.5 Notices. All notices and communications required by or relating to this Agreement shall be in writing and shall be deemed duly given one (1) day after sending by facsimile to the respective party at the facsimile number set forth below, or three (3) days after it is deposited, postage prepaid, in the U.S. mail to the respective party at its address set forth below or to such other address or facsimile number as either party may substitute by notice to the other party (provided that notice of any change of address shall be effective only upon receipt):

      To EDS:           Electronic Data Systems Corporation
                        13736 Riverport Drive
                        Maryland Heights, MO  63043
                        Attn:  Contracts, Mail Code 6801163
                        Facsimile #: (314) 344-5138

      With a copy to:   Electronic Data Systems Corporation
                        Parkers House
                        46 Regent Street
                        Cambridge England  CB2 IDB
                        Attn.: Parasolid Manager
                        Facsimile #: 011 44 122 3 31 6931

      To Company:       Bentley Systems, Incorporated
                        690 Pennsylvania Drive
                        Exton, PA  19341
                        Attn.:  President
                        Facsimile #: (610) 458-2869

      With a copy to:   Bentley Systems, Incorporated
                        690 Pennsylvania Drive
                        Exton, PA  19341
                        Attn:  General Counsel
                        Facsimile: (610) 458-3181

15.6 Media Releases. All media releases, public announcements and public disclosures by either party relating to this Agreement or its subject matter, including promotional or marketing material (but not including (i) any announcement intended solely for internal distribution, (ii) any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of a party or (iii) any advertising and promotion by Company permitted under this Agreement), will be coordinated with and approved by the other party in writing before its release, announcement or disclosure. Notwithstanding the foregoing, either party, its parent and affiliates may list the other in proposals and other marketing materials, describing in general terms the business arrangement between them.

15.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND ITS PERFORMANCE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI, EXCLUDING ITS LAWS OF CONFLICT OF LAW. IT SHALL NOT BE GOVERNED BY STATUTES ON THE INTERNATIONAL SALE OF GOODS, INCLUDING THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

15.8  Progressive Dispute Negotiation Procedure.

      (a) This paragraph will govern any dispute between EDS and Company arising from or related to the subject matter of this Agreement that is not resolved by agreement between their respective personnel responsible for day to day administration and performance of this Agreement.

      (b) Prior to the filing of any suit with respect to such a dispute (other than a suit seeking injunctive relief with respect to intellectual property rights), the party believing itself aggrieved (the "Invoking Party") will call for progressive management involvement in the dispute negotiation by giving written notice to the other party. Such a notice will be without prejudice to the Invoking Party's right to any other remedy permitted by this Agreement.

      (c) EDS and Company will use their best efforts to arrange personal meetings and/or telephone conferences as needed, at mutually convenient times and places, between their negotiators at the following successive management levels, each of which will have a period of allotted time as specified below in which to attempt to resolve the dispute:

            EDS                              COMPANY          ALLOTTED TIME
            ---                              -------          -------------
            First Level    Manager           Manager          10 bus. days

            Second Level   VP                VP               10 bus. days

            Third Level    Business Unit     CEO              30 days
                           President

      (d) The allotted time for the first-level negotiators will begin on the date of the Invoking Party's notice.

      (e) If a resolution is not achieved by the negotiators at any given management level at the end of their allotted time, then the allotted time for the negotiators at the next management level, if any, will begin immediately.

      (f) If a resolution is not achieved by negotiators at the final management level within their allotted time, then either party may with ten (10) days thereafter request mediation to resolve the dispute.

      (g) The Mediation Rules of the American Arbitration Association shall be used unless EDS and Company agree otherwise.

      (h) The mediation shall take place in the city located nearest to the principal office of the party that did not initiate the mediation.

      (i)   The allotted period for completion of the mediation shall be thirty
            (30) days.

      (j) If a resolution is not achieved by mediation within the allotted time or if mediation is not requested within the permitted ten (10) day period, then either party may file an arbitration demand or other permitted action to resolve the dispute.

15.9 Arbitration. In the event a dispute between the parties arising under this Agreement is not resolved using the procedures of Article 15.8, then the parties may initiate formal proceedings upon the earlier to occur of: (a) the officers concluding upon good faith that amicable resolution through continued negotiation of the dispute does not appear likely; (b) sixty
      (60) days after the initial request to negotiate the dispute (unless preliminary or temporary relief of an emergency nature is sought by one of the parties); or (c) thirty (30) days before the limitation of actions period described in Article 15.4 governing any cause of action relating to the dispute would expire.

      The parties shall submit to binding arbitration before a single arbitrator knowledgeable of the computer software industry in the city located nearest to the principal office of the party that did not initiate the dispute (but never outside of the United States).

      Any dispute that the parties are unable to resolve as provided above will be resolved by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association except that temporary restraining orders or preliminary injunctions, or their equivalent, may be obtained from any court of competent jurisdiction. The arbitrator will allow such discovery as appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost-effective resolution of disputes. All discovery will be completed, and the arbitration hearing will commence, within forty five (45) days after appointment of all the arbitrators, and the arbitration hearing will conclude within thirty (30) days after it commences. The arbitrators will make every effort to enforce these timing requirements strictly, but may extend the time periods upon a showing that exceptional circumstances require extension to prevent manifest injustice. The arbitrator shall not have the power to award any damages of the type excluded by this Agreement, regardless of the nature of the claim. The decision of the arbitrator will be rendered in writing and will explain the reasons therefor. Each party will bear its own attorney's fees and other costs and expenses, and each party will equally share the cost of the arbitrator. The arbitrators may render awards of monetary damages, direction to take or refrain from taking action, or both, and may, at their direction, notwithstanding the proceeding, order one party to reimburse the other for attorney's fees and other expenses reasonably incurred by the other party in connection with the arbitration. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for judicial acceptance of award and an enforcement, as the law of such jurisdiction may require or allow.

15.10 Waiver and Severance. The failure of either party to enforce at any time any of the provisions of this Agreement or exercise any of its rights hereunder will in no way be construed to be a waiver of such provision or right, nor in any way affect the validity of the Agreement or any part thereof, or the right of the other party thereafter to enforce each and every provision.

      If any provision of this Agreement or part thereof is found to be invalid or unenforceable, then the validity or enforceability of the remaining provisions will not be affected, and this Agreement will be deemed amended in order to eliminate the offending provision or part thereof and make the Agreement enforceable to the maximum extent possible. The parties agree that the invalid or unenforceable provision or part thereof shall be automatically replaced by other provisions which arc as similar as possible in terms to such invalid or unenforceable provision, but are valid and enforceable.

15.11 Survival of Obligations. Termination or expiration of this Agreement for any reason will not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed will survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration, including (but not limited to) Article II (for the period set forth in Article 12.5),
      Article 3.1 (for the period set forth in Article 12.5), Articles 3.4, 3.5, 3.6, 3.7, 3.8, Article IV (for the period set forth in Article 12.5), VIII, X (for the period set forth therein), XI and XII.

15.12 Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating thereto. Amendments and supplements to this Agreement must be in writing signed by authorized representatives of the parties.

15.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives, effective as of the date first written above.

Company: Bentley Systems, Incorporated   Electronic Data Systems Corporation

By:   /s/ David G. Nation                By:    /s/ Tony Affuso
   -----------------------------------      ------------------------------------

Printed                                  Printed
Name: David G. Nation                    Name: Tony Affuso
     ---------------------------------        ----------------------------------

Title:  Senior Vice President            Title:   VP of UGPM&D
      --------------------------------         ---------------------------------

Date:  10/16/97                          Date:    10/21/97
     ---------------------------------        ----------------------------------

                                   SCHEDULE A

                              PARASOLID DESCRIPTION

Parasolid V9.0, as described in the Parasolid Documentation and as used by Company during the evaluation of Parasolid.

Shared Library Versions of the Parasolid Software will be provided to Company for all platforms.

                                   SCHEDULE B

                                COPYRIGHT NOTICE

The following copyright notice shall be displayed within each copy of the Integrated Product and on each copy of the Integrated Products documentation:

Copyright 19__ Bentley Systems Inc. All rights reserved. Portions of this software and related documentation are copyrighted by and are the property of Electronic Data Systems Corporation.

The copyright notice shall appear in the same locations as the copyright notices of other licensors of technology incorporated into the Integrated Product or its documentation.

                                   SCHEDULE C

                              DEVELOPMENT SERVICES

1.    CURRENTLY SUPPORTED PLATFORMS

      Upon execution of this agreement EDS will deliver or will have delivered to Company one (1) copy of the Parasolid Product in a form of magnetic media selected by Company on each of the following hardware platform and operating system combinations:

-           Digital AXP running Windows NT

-           Intel (IBM PC compatible) running Windows 95 and Windows NT

-           Hewlett-Packard 9000 series running HP-UX

-           Sun Sparc running Solaris

-           Silicon Graphics running IRIX

-           IBM PowerPC running AIX

      In addition to the above platforms, on request from Company, EDS will deliver or will have delivered to Company one (1) copy of the Parasolid Product on any other platform that EDS supports free of charge for EDS/Unigraphics or any of its other Parasolid customers at the time of the request. The additional platforms that Parasolid is currently supported on are: Digital AXP running VMS and Digital AXP running Digital Unix.

2.    ADDITIONAL PLATFORMS REQUIRING NO ADDITIONAL FUNDING

      Upon execution of this Agreement, EDS will commence porting the Parasolid Product to the Apple Power Macintosh platform. EDS will use reasonable efforts to complete this port within one hundred and twenty (120) days.

      In addition to the above platform, EDS will provide a maximum of one (1) mutually agreeable additional platform each year on request from Company without additional charge.

      A "platform" is defined to be a unique combination of Hardware Platform, Operating System and Compiler.

3.    ADDITIONAL PLATFORMS REQUIRING ADDITIONAL FUNDING

      EDS will require Company to pay [* * *] per platform, for each additional platform if EDS agrees to create such port. This payment will be due within thirty (30) days of EDS shipping to Company a supported version of Parasolid on the given platform.

-----------------

* * * - THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.    ADDITIONAL FUNDING REQUIRED TO MAINTAIN ADDITIONAL PLATFORMS

      EDS will require Company to pay [* * *] per year to be paid quarterly in advance at the rate of [* * *] for the maintenance of every additional platform for which Company is the only commercial licensee to whom EDS distributes that platform; provided, however, in no event shall Company be required to pay for maintenance for the platforms identified in Section 1 of this Schedule C. EDS shall provide the maintenance services described in Article IX of the Agreement for each platform. The total payment required from Company for the maintenance of these additional platforms each year will be reduced during that year based on the following table of royalties received by EDS during each calendar year from Company:

                                        Number of additional
      Royalties received by EDS from    platforms to be maintained
      Company during the current year   by EDS for no additional fee
      --------------------------------------------------------------
      [* * *]                           0
      [* * *]                           1
      [* * *]                           2
      [* * *]                           3
      [* * *]                           4
      [* * *]                           5


                                      -2-
--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                   SCHEDULE D

                               INTEGRATED PRODUCTS

1.    FLAT ROYALTY FEE INTEGRATED PRODUCTS

MicroStation TriForma
PowerArthcitect
MicroStation GeoGraphics
MicroStation Descartes
MicroStation Field
MicroStation Image Manager
CivilDraft
All PlantSpace Products
JT/P&ID
Opti-SE
MicroStation 95
MicroStation PowerDraft
MicroStation MasterPiece
MicroStation TeamMate 96
Microstation PowerScope
MicroStation ReproGraphics
MicroStation Review
MicroStation V5
Microstation
Microstation SE
Microstation/J
All ModelServer Products
All ActiveAsset Product

2.    MECHANICAL INTEGRATED PRODUCTS - SIDING SCALE ROYALTY FEE

MicroStation Modeler

                                   SCHEDULE E

                                COVERED TERRITORY


Argentina
Australia
Austria
Belgium
Bolivia
Brazil
Bulgaria
C.I.S.*
Canada
Chile
Columbia
Czech of Republic
Denmark
Eire
Ecuador
Egypt
Finland
France
Germany
Greece
Hong Kong
Hungary
Iceland
India
Indonesia
Ireland
Israel
Italy
Japan
Luxembourg
Malaysia
Mexico
Netherlands
New Zealand
Norway
People's Republic of China
Peru
Philippines
Poland
Portugal
Romania
Saudi Arabia
Singapore
Slovak Republic
Slovenia
South Africa
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Turkey
United Kingdom
United States
Uruguay
Venezuela


* C.I.S. ("Commonwealth of Independent States") formed by Russia, Armenia, Kazakhstan, Moldove, Turkmenistan, Azerbaijan, Tajikistan, Ukraine, Uzbekistan, and the Republic of Georgia.

                                   SCHEDULE F

                               ROYALTY OBLIGATIONS

1.    Royalty Fees are payable to EDS as described in 1.1, 1.2 and 1.3 below:

1.1 Company agrees to pay EDS [* * *] per calendar quarter (the "Flat Royalty Fee") during each quarter of the Term for licensing of the Integrated Products identified in Schedule D, Section 1. The above Flat Royalty Fee is due and payable beginning thirty (30) days after the end of the calendar quarter in which the sale of the first license of the Integrated Products listed in Schedule D, Section 1 to a Licensee is completed by Company, or reported by a Company Distributor, or Company Subdistributor to Company.

1.2 "Revenue" shall mean the total fees received by Company computed on a cash basis either directly from Licensees, Company Distributors or Company Subdistributors solely from the license and maintenance sales of Integrated Products identified in Schedule D, Section 2. Revenue is to be calculated based on the fees actually received by Company (i.e. not on the unit selling price) and allow for refunds, returns, and trade discounts, fees paid for channel compensation or sales taxes, if any, to the extent to which they are actually paid.

      Sliding Scale Royalty Fees are payable to EDS for the Integrated Products identified in Schedule D, Section 2, based on Revenue for sale of licenses and maintenance of the Integrated Products to Licensees. That is, the cumulative total of Revenue realized at the end of each of the four (4) calendar quarters of each year of the Term of this Agreement will be determined and Sliding Scale Royalty Fees will be paid to EDS within forty five (45) days after the end of each calendar quarter in accordance with the schedule set forth below. At the end of each year of the Term, Revenue for that year will begin at zero dollars and the process of quarterly payment of the Sliding Scale Royalty Fees to EDS based on Revenue for that year will be repeated.

   Annual             Annual
   Revenue            Revenue           Base                            of Revenue
   from               to                Royalty           Plus          Over
   --------------------------------------------------------------------------------
[* * *]

[* * *]

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

      First Six Quarters Discount - EDS agrees that for a maximum of the initial six (6) quarters of Sliding Scale Royalty payments made by Company to EDS, or (ii) such discount reaches [* * *], whichever is sooner, the Sliding Scale Royalty Fees will be reduced by [* * *]. Thereafter, Company will continue to pay EDS the full Sliding Scale Royalty Fees due.

      The above discount is contingent upon and Company shall publicly announce its plan to use the Parasolid Product instead of ACIS no later than the Daratech Conference in March 1998.

      [* * *]

[* * *]


                                       -2-

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

1.2.1 All Royalty Fees that are paid to Company in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the buying rate for bank transfers from such currency to U.S. Dollars as quoted in the Wall Street Journal (Eastern Edition), at the close of banking on the last day of such calendar quarter (or the first business day thereafter if such last day shall be a Sunday or other non-business day).

1.3 "Advanced Geometry" Shall mean the creation or editing of design files utilizing the following functionalities currently found in the Parasolid
      Software: (a) advanced blending (includes variable radius, face, overflowing, cliff edge, tangent hold line, conic section); (b) hollowing (shelling); (c) thicken; (d) offset; (e) taper; and (f) mid surface creation and other functionalities that the parties may mutually agree to.

1.4 EDS and Company may mutually agree to modify the list of Integrated Products identified in Schedule D. All Integrated Products which utilize Advanced Geometry will be classified as "Mechanical Integrated Products - Sliding Scale Royalty Fee" for Royalty Fee purposes and placed in Schedule D, Section 2. All other Integrated Products (those which do not utilize Advanced Geometry) will be classified as "Flat Royalty Fee Integrated Products" and placed in Schedule D, Section 1.

1.5 Only one Royalty Fee, either Flat Royalty or Sliding Scale Royalty, shall apply to each Integrated Product or an Integrated Product bundled in conjunction with one or more Affiliated Products.

1.6 Company shall not be required to pay the Sliding Scale Royalty for Affiliated Products which contain the Embedded Materials, but do not permit the Licensee to utilize the functionality of the Embedded Materials (i.e. the functionality has been disabled, even though the code remains.)

                                   SCHEDULE G

                             THIRD PARTY CONSULTANTS

Infotech Enterprises Ltd.
Hyderabad, India

Mechanical Dynamics, Inc.
Ann Arbor, Michigan

Caema Oy
Tampere, Finland

data-M GmbH
Munich, Germany

                              AMENDMENT NUMBER ONE

THIS AMENDMENT NO. 1 to Product Integration and Marketing Agreement 279CP (the "Agreement") is entered into by and between Unigraphics Solutions Inc., a Delaware Corporation ("UG") and Bentley Systems, Incorporated, a Delaware Corporation ("Company"). In the event of any conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall govern as to the subject matter herein.

                                    RECITALS

WHEREAS, Electronic Data Systems Corporation ("EDS") and Company entered into the Agreement dated October 13, 1997; and

WHEREAS, the Unigraphics Division of EDS was established as a separate subsidiary of EDS effective January 1, 1998 named Unigraphics Solutions Inc., which succeeded to all of the business and assets of the Unigraphics Division of EDS;

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.    Schedule F. Section 1.1

      A. Delete the first sentence in its entirety and replace with the following:

            "Company agrees to pay UG [* * *] per calendar quarter, beginning with the first calendar quarter of 1998, (the "Flat Royalty Fee") during each quarter of the Term for licensing of the Integrated Products identified in Schedule D, Section 1."

2.    Schedule F. Section 1.3

      A.    Delete Section 1.3 in its entirety and replace with the following:

            "Advanced Geometry" shall mean the creation or editing of solid models utilizing the following functionalities currently found in the Parasolid Software:

            (i) advanced blending (includes variable radius, face, overflowing, cliff edge, tangent hold line and conic blends);

            (ii) hollowing (shelling) involving surfaces other than Analytic Surfaces;

            (iii) thickening involving surfaces other than Analytic Surfaces;

            (iv)  offsetting involving surfaces other than Analytic Surfaces;

            (v)   tapering;

            (vi)  mid surface creation; and

            (vii) other functionalities that the parties may mutually agree to.

--------------------
* * * -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

            For the purposes of this Section, "Analytic Surfaces" shall mean only planar, cylindrical, spherical, conical and toroidal surfaces.

            The creation or editing of surface ("Sheet") models using (i) advanced blending and (ii) offsetting shall not be classified as Advanced Geometry."

All other terms of the basic Agreement 279CP remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their duly authorized representatives.



Company: Bentley Systems, Incorporated     Unigraphics Solutions Inc.

Signature:  /s/ Gregory S. Bentley         Signature:  /s/ Tony Affuso
          ----------------------------               ---------------------------

Name:  Gregory S. Bentley                  Name:  Tony Affuso
     ---------------------------------          --------------------------------

Title:  President                          Title:  VP of Dev & Mkting
      --------------------------------           -------------------------------

Date:  2/19/98                             Date:  2/27/98
     ---------------------------------          --------------------------------

                              AMENDMENT NUMBER TWO

THIS AMENDMENT NO. 2 to Product Integration and Marketing Agreement 279CP (the "Agreement") is entered into by and between Unigraphics Solutions Inc., a Delaware Corporation ("UGS") and Bentley Systems, Incorporated, a Delaware Corporation ("Company"). In the event of any conflict between the provisions of the Agreement including any prior amendments thereto and this Amendment, the provisions of this Amendment shall govern as to the subject matter herein. This Amendment No. 2 shall be effective as of September 1, 1998.

                                    RECITALS

WHEREAS, Electronic Data Systems Corporation ("EDS") and Company entered into the Agreement dated October 13, 1997;

WHEREAS, UGS was established as a separate subsidiary of EDS effective January 1, 1998 which succeeded to all of the business and assets of the Unigraphics Division of EDS;

WHEREAS, EDS assigned the Agreement to UGS;

WHEREAS, Company and UGS previously modified the Agreement by Amendment Number One effective as of February 27, 1998 ("Amendment #1");

WHEREAS, Company and UGS desires to make further modifications to the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.    Schedule F. Section 1.1

      A. Delete in its entirety (including changes made by Amendment #1) and replace with the following:

      "On or before October 31, 1998, Bentley shall pay UGS [* * *]. Effective January 1, 1999, and each year throughout the Term, Bentley shall pay UGS an Annual Royalty Fee calculated in accordance with the following formula:

      [* * *]

      Where:

            [* * *]

--------

[* * *] -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN
           OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

            [* * *]


      Company shall pay the Annual Royalty Fee calculated for a particular Year in four (4) equal installments payable thirty (30) days after the end of each calendar quarter during the Year. Along with such payments, Company will report the total number of Installed Seats. All references in the Agreement to a Flat Royalty Fee shall be replaced with Annual Royalty Fee.

            Example calculation of the Annual Royalty Fee:

            [* * *]

2.    Schedule F. Section 1.2

      A. In the first paragraph, first sentence, replace "and maintenance sales" following "from the license" with "and/or upgrades."

      B. Delete the second paragraph to the end of Section 1.2 and replace it as follows:

            1.    "Sliding Scale Royalty Fees"

                  Sliding Scale Royalty Fees for the Integrated Products identified in Schedule D, Section 2, shall be based on Revenue received by Company. For purposes of clarity, no Sliding Scale Royalty Fees will be paid on fees generated by Company's software maintenance and support programs (including but not limited to SELECT Support). Sliding Scale Royalty Fees shall also not be due on "Platform Swaps" whereby one of Company's Licensees exchanges an Integrated Product it has previously licensed from Company for another Integrated Product. Company can elect not to charge for Integrated Product upgrades, and in such event no Royalty Fee will be due UGS in association with such upgrade.

--------

[* * *] -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN
           OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                  Notwithstanding the above, Company agrees that it shall actively promote the sales of its Integrated Products that contain Advanced Geometry and that Company shall not deliberately try to reduce the initial sales of its Integrated Products that contain Advanced Geometry and increase the sales of its Based Products by recommending that its Licensees use a Platform Swap instead of initially licensing its Integrated Products that contain Advanced Geometry.

[* * *]


3.    All other terms of the basic Agreement 279CP remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be signed by their duly authorized representatives.



Company: Bentley Systems, Incorporated   Unigraphics Solutions Inc.


Signature:  /s/ Gregory S. Bentley       Signature:  /s/ Tony Affuso
          ----------------------------             -----------------------------

Name:  Gregory S. Bentley                Name:  Tony Affuso
     ---------------------------------        ----------------------------------

Title:  President                        Title:  VP of Products & Operations
      --------------------------------         ---------------------------------

Date:  9/22/98                           Date:  Sept. 23 '98
     ---------------------------------        ----------------------------------

--------

[* * *] -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN
           OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                             AMENDMENT NUMBER THREE

THIS AMENDMENT NO. 3 to Product Integration and Marketing Agreement 279 CP (the "Agreement") is entered into by and between Unigraphics Solutions Inc., a Delaware Corporation ("UGS"), as successor in interest to the Electronic Data Systems Corporation ("EDS"), and Bentley Systems, Incorporated, a Delaware Corporation ("Company") is entered into as of May 31, 2000. In the event of any conflict between the provisions of the Agreement including any prior amendments thereto and this Amendment, the provisions of this Amendment shall govern as to the subject matter herein.

                                    RECITALS

WHEREAS, EDS assigned the Agreement to UGS;

WHEREAS, Company and UGS previously modified the Agreement by amendments numbers one and two, effective respectively on February 27, 1998, and September 1, 1998;

WHEREAS, Company and UGS desire to make further modifications to the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

      1. Remove MicroStation Modeler from Section 2 of Schedule D and add it to Section 1 of Schedule D.

      2.    Insert at the bottom of Schedule D the following language:
            "References to MicroStation, MicroStation V.5, MicroStation J, and the like shall in no way be construed as limiting the terms of this license to those particular versions of MicroStation products, but shall be construed to also include any new releases, upgrades and updates of the listed MicroStation products."

      3.    Add the following wording at the end of the first paragraph of
            Section 1.1 of Schedule F as modified by Amendment number one:

            "It is agreed by the parties that the Royalty Fee due for the Integrated Product MicroStation Modeler shall be a flat fee of [* * *] per annum payable quarterly in advance, provided however that Company shall report the number MicroStation Modeler licenses issued during each period to UGS together with payment of quarterly amounts due. The parties agree to enter into good faith negotiations to modify the Royalty Fee for MicroStation Modeler in the event that
            (i) the MicroStation Modeler revenue comprises more than fifteen
            (15) percent of Company's global revenue or (ii) a new mechanical CAD product is added to the list of Integrated Products under Schedule D subsection 2."

--------

[* * *] -- THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN
           OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

      4. Modify the last sentence of Section 1.4 of Schedule F to read as follows:

            "The Royalty Fees for all Integrated Products other than those listed in Schedule D shall be negotiated between the parties in good faith."

      5. UGS grants to Company and Company accepts the right to use Advanced Geometry in any Integrated Product.

All other terms of the Agreement and amendments one, two and three thereto remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment number three to be signed by their duly authorized representatives.



Company: Bentley Systems, Incorporated    Unigraphics Solutions Inc.


By:  /s/ Greg Bentley                     By:  /s/ Don Vossler
   -----------------------------------       -----------------------------------

Name:  Greg Bentley                       Name:  Don Vossler
     ---------------------------------         ---------------------------------

Title:  President                         Title:  Director, PS Bus. Dev.
      --------------------------------          --------------------------------

Date:  5/31/00                            Date:  6/5/00
     ---------------------------------         ---------------------------------


                                      -2-